SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

Amendment No. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported). . . . . . . . . . .	October 27, 2003
China Energy Ventures Corp.
(Exact Name of Registrant as Specified in Its Charter)
Nevada
(State or Other Jurisdiction of Incorporation)
0-28345	72-1381282
(Commission File Number)	(IRS Employer Identification No.)
1002, Building C, Huiyuan Apartment, Asia Game Village, Beijing, China	100101
(Address of Principal Executive Offices)	(Zip Code)
86-10-6499-1255
(Registrant's Telephone Number, Including Area Code)
China Broadband Corp.
(Former name or Former Address, if Changed Since Last Report)

Item 1. Changes in Control of Registrant.

Not Applicable

Item 2. Acquisition or Disposition of Assets.

Not Applicable

Item 3. Bankruptcy or Receivership.

Not Applicable

Item 4. Changes in Registrant's Certifying Accountant.

Not Applicable

Item 5. Other Events.

a) On November 20, 2003, shareholders representing 11,787,526 of the Registrant's issued and outstanding common stock (50.8%) approved a name change of the Registrant from China Broadband Corp. to China Energy Ventures Corp. and directed the Registrant to take all action necessary to effect the name change.

On December 30, 2003, the Registrant filed Articles of Amendment with the Nevada Secretary of State to effect the name change. The Registrant expects to receive a new ticker symbol from the NASD's Over-the-Counter/Bulletin Board quotation system and a new CUSIP number in connection with this name change within the next seven business days.

b) On October 31, 2003, China Broadband Corp. (the "Registrant") disclosed on a Form 8-K that it had entered into a Share Exchange Agreement ("Agreement") with Big Sky Energy Kazakhstan Ltd. ("BSEK"), an Alberta corporation, and all BSEK's shareholders of record as of that day. The Registrant was required to issue up to a maximum of 8,000,000 common shares to the shareholders of record as of October 27, 2003 of BSEK in exchange for all the issued and outstanding shares of BSEK. The Registrant retained PetroGlobe (Canada) Ltd. to conduct a fair market valuation on an existing oil and gas lease in Kazakhstan, which is held by BSEK's subsidiary, KoZhaN LLP. The fair market valuation will be used to determine BSEK's net asset value per share and the number of common shares of the Registrant that will be issued to the shareholders of BSEK in exchange for their shares in BSEK.

The Registrant is still in the process of assessing the net asset value per share of BSEK and as such has not issued the shares to close this transaction. The Registrant anticipates that this transaction should close by the end of January 2004.

Mr. Matthew Heysel, who is a shareholder, Chairman and Chief Executive Officer of the Registrant, is Chairman and Chief Executive Officer of BSEK and is also the Chairman and Chief Executive Officer of Big Sky Energy Canada Ltd., a shareholder of BSEK.

Mr. Daming Yang, who is a shareholder, director and President of the Registrant, is the President and a director of BSEK and is also the President and a director of Big Sky Energy Canada Ltd., a shareholder of BSEK.

Mr. Kai Yang, who is a major shareholder of the Registrant and Mr. Daming Yang's brother, is the sole shareholder of Big Sky Energy Canada Ltd., a shareholder of BSEK.

On December 30, 2003, the Registrant issued a press release wherein among other things it identified BSEK as the Registrant's subsidiary. The Registrant has no reason to believe that there will be any impediment that would prevent the acquisition of BSEK from occurring. However, since the acquisition has not yet been consummated, it was a misstatement to characterize BSEK at this time as the Registrant's subsidiary.

Item 6. Resignations of Registrant's Directors.

Not Applicable

Item 7. Financial Statements and Exhibits.

(a) Financial Statements

(1) - (2) Financial Statements of the Business Acquired and Pro Forma Financial Information.

The financial statements of Big Sky Energy Kazakhstan Ltd. and pro forma financial statements showing the effect of the acquisition will not be required to be filed until sixty (60) days following the closing of the transaction as described above. The Registrant intends to file such financial statements shortly after the acquisition of Big Sky Energy Kazakhstan Ltd.

(b) Exhibits:

None

Item 8. Change in Fiscal Year.

Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BROADBAND CORP.
(Registrant)
Date:	December 31, 2003	By:	/s/ Matthew Heysel
Matthew Heysel Chairman, Chief Executive Officer and Director